COMSTOCK RESOURCES, INC.

              Certificate of Voting Powers, Designations,
               Preferences, and Relative, Participating,
                  Optional or Other Special Rights of
               Series A 1999 Convertible Preferred Stock
           and Series B 1999 Non-Convertible Preferred Stock

     We, M. Jay Allison, President, and Roland O. Burns, Secretary, of Comstock Resources, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Nevada, in accordance with the provisions of Section 78.195 of the Nevada Revised Statutes thereof, DO HEREBY
CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Company, said Board of Directors, at a meeting of the Board of Directors held pursuant to the General Corporation Law of the State of Nevada, duly adopted a resolution providing for the issuance of Three Million (3,000,000) shares of a new series of preferred stock designated as Series A 1999 Convertible Preferred Stock and One Million Fifty One Thousand Nine Hundred Ninety-Nine (1,051,999) shares of a new series of preferred stock designated as Series B 1999 Non-Convertible Preferred Stock, which resolution is as follows:

     RESOLVED, that pursuant to the Restated Articles of Incorporation of the Company, there be and hereby is authorized and created a series of preferred stock, to consist of Three Million (3,000,000) shares with a par value of Ten Dollars ($10.00) per share and that the voting powers, designations, preferences, and relative, participating, optional or other special rights of the Series A 1999 Convertible Preferred Stock (the "Series A 1999 Preferred Stock") and a series of preferred stock to consist of One Million Fifty One Thousand Nine Hundred Ninety-Nine (1,051,999) shares with a par value of Ten Dollars ($10.00) per share and that the voting powers, designations, preferences and relative, participating, optional or other special rights of the Series B 1999 Non-Convertible Preferred Stock (the "Series B 1999 Preferred Stock" and together with the Series A 1999 Preferred Stock, the "Series 1999 Preferred Stock") and the qualifications, limitations or restrictions thereof be as follows:

     1. Certain Definitions. The following terms shall have the following meanings:

          "5-Day Average Price" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or other national market system on which the Common Stock is then listed over the 5- trading day period immediately prior to such date.

          "30-Day Average Price" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or other national market system on which the Common Stock is then listed over the 30- trading day period immediately prior to such date.

          "1991 Long-Term Incentive Plan" shall mean the Company's 1991 Long-Term Incentive Plan, as in effect on the Closing Date and as such plan may be amended from time to time with the consent of the holders of the Series 1999 Preferred Stock pursuant to Section 6.5(e) hereof.

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          "1999  Long-Term   Incentive  Plan"  shall  mean  the  Company's  1999
Long-Term Incentive Plan, in the form attached hereto as Exhibit A and as such plan may be amended from time to time with the consent of the holders of the Series 1999 Preferred Stock pursuant to Section 6.5(e) hereof.

          "Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Actual Directors" shall have the meaning set forth in Section 6.2 below.

          "Additional Shares of Nonpreferred Stock" shall mean all shares of Nonpreferred Stock issued by the Company after the Closing Date other than (i) the shares of Common Stock issued to a holder of the Series 1999 Preferred Stock upon conversion or redemption of, or dividends on, the Series 1999 Preferred Stock, (ii) any issuance of Common Stock or rights or warrants to purchase Common Stock at the then market price pursuant to the Company's 1991 Long-Term Incentive Plan provided that such plan will not provide for the issuance of options, rights, warrants or grants in excess of 4,119,130 shares of Common Stock (and counting as a portion of such shares the 3,890,500 shares reserved for issuance for outstanding options granted under the 1991 Long-Term Incentive Plan as of the Closing Date as shown on Attachment 1 hereto) plus, if the Company's 1999 Long-Term Incentive Plan is not approved by the Company's shareholders, a number of shares equal to ten percent (10%) of the number of shares of Common Stock issued after the Closing Date (excluding Common Stock issued upon conversion or redemption of the Series 1999 Preferred Stock), (iii) if approved by the Company's shareholders, any issuance of Common Stock or rights or warrants to purchase Common Stock at the then current market price pursuant to the 1999 Long- Term Incentive Plan provided that such plan will not provide for the issuance of options, rights, warrants or grants in excess of 1,255,000 shares of Common Stock plus a number of shares of Common Stock per year commencing January 1, 2000 equal to the sum of (x) one percent (1%) of the outstanding number of shares of Common Stock issued and (y) 50,000 shares of Common Stock issuable to non-employee directors, (iv) any shares of Common Stock issued at then current market prices in payment of the annual retainers paid to members of the Board of Directors of the Company if not otherwise included in the 1999 Long-Term Incentive Plan, provided that such annual retainers do not exceed a value or amount of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate per year, (v) up to 5,111,030 shares of Common Stock issued pursuant to the options and warrants outstanding on the Closing Date (and counting as a portion of such shares the 3,890,500 shares reserved for issuance for outstanding options granted under the 1991 Long-Term Incentive Plan as of the Closing Date) as shown on Attachment 1 hereto, and (vi) the issuance of up to 500,000 shares of Common Stock after the Closing Date at a price per share less than the Conversion Price.

          "Applicable IRR Amount" means, for purposes of any provision herein at the date specified in such provision, that amount which, when added to the amount of all dividend payments received by the holders of the Series 1999 Preferred Stock (including dividends the Cash Equivalent Amount of which were paid in the form of Freely Tradeable Common Stock) through such date, would result in such holders receiving a thirty five percent (35%) cumulative cash-on-cash internal rate of return, compounded quarterly, on such holders' initial investment of Ten Dollars ($10.00) per share of Series 1999 Preferred Stock.

          "Available Director Seats" shall have the meaning set forth in Section
6.2 below.

          "Business Day" means any day other than a Saturday, a Sunday, any day on which the New York Stock Exchange is closed or any other day on which banking institutions in New York or California are authorized or required by law to be closed.

          "Cash Equivalent Amount" means, with respect to any cash amount which may be paid to the holders of the Series 1999 Preferred Stock by way of dividend, redemption or other distribution, the number of shares (or fraction thereof) of Freely Tradeable Common Stock equal in value to such cash amount. For purposes of determining the Cash Equivalent Amount, the shares of Freely



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Tradeable  Common  Stock  shall be  valued at eighty  two and  one-half  percent
(82.5%) multiplied by the lower of (i) the 30-Day Average Price of the Common Stock or (ii) the 5-Day Average Price of the Common Stock; provided, that if the Cash Equivalent Amount cannot be ascertained by such methods, then the Freely Tradeable Common Stock shall be valued at eighty two and one-half percent (82.5%) multiplied by the lower of (i) the net book value per share of Common Stock, determined in accordance with generally accepted accounting principles, or (ii) the fair value per share of Common Stock determined pursuant to the Valuation Procedure. The Cash Equivalent Amount shall be determined as of the date immediately prior to the date of issuance of any such Freely Tradeable Common Stock.

          "Change of Control" shall mean (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the outstanding shares of voting stock of the Company or (ii) that the Board of Directors of the Company shall not consist of a majority of Continuing Directors of the Company.

          "Closing Date" means the date of the closing of the first sale of the Series 1999 Preferred Stock.

          "Commission" shall mean the Securities and Exchange Commission or any other similar or successor agency of the federal government administering the Act.

          "Common Stock" shall mean the common stock of the Company, par value $0.50 per share.

          "Continuing Directors" of the Company shall mean the directors of the Company as of the Closing Date and each other director of the Company if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors of the Company.

          "Conversion Price" shall initially be Four Dollars ($4.00) and shall be adjusted and readjusted from time to time as provided in Section 8 below.

          "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Nonpreferred Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

          "Events of Noncompliance" shall mean each of the events specified in Sections 6 and 7 below.

          "Fair Market Price" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the greater of (i) the 30-Day Average Price of the Common Stock or (ii) the 5-Day Average Price of the Common Stock; provided, that if the Fair Market Price per share of Common Stock cannot be ascertained by such methods, then the Fair Market Price per share of Common Stock shall be deemed to be the greater of (i) the net book value per share of Common Stock, determined in accordance with generally accepted accounting principles, or (ii) the fair value per share of Common Stock determined pursuant to the Valuation Procedure.

          "Freely Tradeable Common Stock" shall mean Common Stock (i) for which a registration statement with respect to the sale of such Common Stock shall have become and shall remain continuously effective under the Act and listing application shall have been made, in each case permitting all of such Common Stock to be disposed of from time to time in transactions on the principal exchange or market where such Common Stock is publicly traded or in a registered


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transaction or (ii) which may be distributed  immediately to the public pursuant to Rule 144 (or any successor provision) under the Act without the need to meet any holding period requirement pursuant to such rule; provided that in each case the Common Stock is represented by certificates not bearing a legend restricting transfer and the disposition of which Common Stock does not require registration or qualification under the Act or any state securities laws then in force.

          "Junior Stock" shall have the meaning set forth in Section 2 below.

          "Liquidation Amount" means Ten Dollars ($10.00), plus a sum equal to all accumulated but unpaid dividends and interest thereon, if any, through the date of any determination thereof, per share of Series 1999 Preferred Stock.

          "Nonpreferred Stock" shall mean the Common Stock and shall also include stock of the Company of any other class which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption.

          "Person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a limited liability company, a joint venture, a government (foreign or domestic), and any agency or political subdivision thereof, or any other entity.

          "Valuation Procedure" shall have the meaning set forth in Section 8.3(b) below.

     2. Ranking of the Series 1999 Preferred Stock. The Series A 1999 Preferred Stock and the Series B 1999 Preferred Stock shall be pari passu with respect to the right to receive dividends or assets upon the liquidation, dissolution or winding up of the Company. So long as any shares of Series 1999 Preferred Stock shall be outstanding, the Series 1999 Preferred Stock shall rank senior with respect to the right to receive dividends or assets upon liquidation, dissolution or winding up of the Company to the Common Stock and to all other series of preferred stock or classes or series of capital stock hereafter or heretofore established by the Board of Directors (collectively, the "Junior Stock").

     3. Dividends; Restricted Payments.

          3.1. Dividend Payment Dates. The holders of the Series 1999 Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative dividend payments, payable quarterly in accordance with this Section 3, on March 31, June 30, September 30 and December 31 of each year commencing on June 30, 1999, or, in the event that any such date is not a Business Day, the immediately preceding Business Day before such date. Dividends on the Series 1999 Preferred Stock shall be cumulative from the date of original issue of the Series 1999 Preferred Stock. Accumulations of dividends shall bear interest at a rate of nine percent (9%) per annum, compounded quarterly, which interest shall be deemed accrued dividends payable in the same manner and at the same time as dividends and redemptions shall be paid on the Series 1999 Preferred Stock.

          3.2. Form of Payment. Dividends on the Series 1999 Preferred Stock may, at the option of the Company, be paid:

                    (a) in cash at a quarterly rate of twenty two and one-half cents ($0.225) per share;

                    (b) in shares (whether whole or fractional) of Freely Tradeable Common Stock valued at the Cash Equivalent Amount for the purposes of determining the number of shares (or fraction thereof) of Freely Tradeable Common Stock to be issued; or

                    (c) by combination of cash and such shares;


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provided,  that if any such dividend  shall be paid in a combination of cash and shares of Freely Tradeable Common Stock, all holders of the Series 1999 Preferred Stock shall receive cash and shares of Freely Tradeable Common Stock in the same ratio, except that the Company, at its option, may pay cash in lieu of fractional shares of Freely Tradeable Common Stock valued at the Cash Equivalent Amount.

          3.3. Record Date. The Board of Directors shall fix a record date for the determination of holders of the Series 1999 Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

          3.4. Restricted Payments. Unless full cumulative dividends on the Series 1999 Preferred Stock have been paid, no dividends shall be declared or paid or set apart for payment or other distribution upon any Junior Stock nor shall any Junior Stock be redeemed, purchased or otherwise acquired by the Company for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Company.

     4. Redemption.

          4.1. Mandatory Redemption. On May 1st of each of 2005, 2006 and 2007, or, in the event that any such date is not a Business Day, the immediately preceding Business Day before such date, the Company shall redeem a number of shares (or such lesser number of shares if a lesser number of shares shall be outstanding on such date) of the Series A 1999 Preferred Stock equal to one-third of (x) the number of Series A 1999 Preferred Stock originally issued by the Company plus (y) the number of Series A 1999 Preferred Stock issued upon the conversion of the Series B 1999 Preferred Stock and a number of shares of the Series B 1999 Preferred Stock equal to one-third of the number of Series B 1999 Preferred Stock originally issued by the Company (or such lesser number of shares if a lesser number of shares shall be outstanding on such date);
provided, that if the holders of the Series 1999 Preferred Stock are the beneficial owners of at least five percent (5%) of the issued and outstanding Common Stock, the Company shall not be permitted to redeem an aggregate of 1,000 shares of the Series A 1999 Preferred Stock on May 1, 2007 or thereafter until the holders of the Series 1999 Preferred Stock as of any date of determination do not beneficially own five percent (5%) or more of the issued and outstanding Common Stock issued by the Company upon the conversion or redemption of the Series 1999 Preferred Stock or paid by the Company as a dividend on the Series 1999 Preferred Stock, at which time the Company may redeem such shares by paying the holders of such shares in cash a price per share equal to the Liquidation Amount. Redemptions pursuant to this Section 4.1 shall be paid, at the option of the Company, (i) in cash for a price per share of Series 1999 Preferred Stock equal to the Liquidation Amount, (ii) with shares (whether whole or fractional) of Freely Tradeable Common Stock having a Cash Equivalent Amount equal to the Liquidation Amount or (iii) by combination of cash and such shares; provided, that if such redemption shall be paid in a combination of cash and shares of Freely Tradeable Common Stock, all holders of the Series 1999 Preferred Stock shall receive cash and shares of Freely Tradeable Common Stock in the same ratio, except that the Company, at its option, may pay cash in lieu of fractional shares of Freely Tradeable Common Stock valued at the Cash Equivalent Amount. In the event that at any time less than all of the shares of Series 1999 Preferred Stock outstanding are to be redeemed pursuant to this Section 4.1, the Company shall effect such redemption pro rata according to the number of shares of Series 1999 Preferred Stock held by each holder thereof.

          4.2. Redemptions Upon Change of Control or Merger. (a) Upon the sale, conveyance or disposition of all or substantially all of the assets of the Company, a merger, consolidation or other reorganization of the Company in a transaction or series of related transactions (except for a merger, consolidation or reorganization as to which Subsection 4.2(b) applies or after the consummation of which the stockholders of the Company own a majority of the


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voting securities of the surviving corporation or its parent corporation),  or a
Change of Control, each holder of the Series 1999 Preferred Stock shall have the right to require that the Company redeem all or any part of such holder's Series 1999 Preferred Stock on a date that is no earlier than three Business Days following the date such holder notifies the Company of its election to cause the Company to redeem its Series 1999 Preferred Stock for cash out of legally available funds at a price per share equal to the Liquidation Amount.

          (b) Upon a merger or consolidation of the Company with or into any other corporation or other entity where (1) either (A) the Company is not the surviving corporation or (B) the Company shall issue to any Person as consideration in respect of such consolidation or merger any capital stock of the Company representing twenty percent (20%) or more of the Company's outstanding capital stock prior to such consolidation or merger and (2) the Company has not received the affirmative vote or consent of the holders of a majority of the outstanding shares of the Series 1999 Preferred Stock, voting as a separate class, each holder of the Series 1999 Preferred Stock shall have the right to require that the Company redeem all or any part of such holder's Series 1999 Preferred Stock on a date that is no earlier than three Business Days following the date such holder notifies the Company of its election to cause the Company to redeem its Series 1999 Preferred Stock for cash out of legally available funds at a price per share equal to the Applicable IRR Amount.

          (c) If on the date of such sale, conveyance, disposition, Change of Control, merger or consolidation funds legally available for such redemption shall be insufficient to redeem all of the outstanding shares of Series 1999 Preferred Stock held by holders who have elected to have their shares redeemed, funds to the extent legally available shall be used for such purpose and the Company shall effect such redemption pro rata according to the number of shares of Series 1999 Preferred Stock held by each holder thereof. The redemption requirements provided hereby shall be continuous, so that if on the date of such sale, conveyance, disposition, Change of Control, merger or consolidation such requirements can not be fully discharged, without further action by any holder of the Series 1999 Preferred Stock funds legally available shall be applied therefor until such requirements are fulfilled.

          Prior to the payment in full of the amounts  owing under this  Section
4.2 to any holder of Series 1999 Preferred Stock who has elected to have its shares redeemed, the dividends with respect to such shares shall continue to accrue dividends and such shares shall retain all rights associated with such Series 1999 Preferred Stock. Upon payment in full of the amounts owing under this Section 4.2 to any holder of Series 1999 Preferred Stock who has elected to have its shares redeemed, then notwithstanding that the certificate or certificates evidencing such shares shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the date of such payment in full and all rights with respect to such shares shall forthwith terminate.

          4.3. Optional Redemption Prior to March 31, 2002. The shares of Series 1999 Preferred Stock may be redeemed, in whole but not in part, at the option of the Company, at any time prior to March 31, 2002, if the Common Stock has traded on a recognized securities exchange or national market system more than 75,000 shares per day (as adjusted for stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like) over the 30-trading day period prior to the date of the Redemption Notice required by
Section 4.5 below at an average closing price on such securities exchange or national market system equal to or greater than the following amounts (as adjusted for stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like):


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          On or prior to

           March 31:                          Average Closing Price:

              2000                                   $  6.25

              2001                                   $  8.25

              2002                                   $ 10.00

          Redemptions pursuant to this Section 4.3 shall be paid, at the option of the Company, (i) in cash for a price per share of Series 1999 Preferred Stock equal to the 30-Day Average Price of the Common Stock immediately prior to such date of redemption multiplied by the number of shares of Common Stock issuable upon the conversion of one share of Series 1999 Preferred Stock at the then applicable Conversion Price, (ii) with shares (whether whole or fractional) of Freely Tradeable Common Stock valued at a Cash Equivalent Amount equal to the cash amount provided in clause (i) above, or (iii) with a combination of cash and such shares in amounts determined pursuant to clauses (i) and (ii) above, respectively; provided, that if such redemption shall be paid in a combination of cash and shares of Freely Tradeable Common Stock, all holders of the Series 1999 Preferred Stock shall receive cash and shares of Freely Tradeable Common Stock in the same ratio, except that the Company, at its option, may pay cash in lieu of fractional shares of Freely Tradeable Common Stock valued at the Cash Equivalent Amount. Notwithstanding anything set forth in this Section 4.3, there shall be no trading volume requirement if redemptions pursuant to this Section
4.3 are paid in cash as set forth in clause (i) of the immediately preceding sentence. For purposes of calculating the redemption payment of the Series B 1999 Preferred Stock to be made pursuant to this Section 4.3, the Series B 1999 Preferred Stock shall be deemed to have the same Conversion Price as the Series A 1999 Preferred Stock.

          4.4. Optional Redemption After March 31, 2002. The shares of Series 1999 Preferred Stock may be redeemed, in whole but not in part, at the option of the Company, at any time on or after March 31, 2002, if the Common Stock has traded on a recognized securities exchange or national market system more than 75,000 shares per day (as adjusted for stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like) over the 30-trading day period prior to the date of the Redemption Notice required by
Section 4.5 below.

          Redemptions pursuant to this Section 4.4 shall be made, at the option of the Company, (i) in cash for a price per share of Series 1999 Preferred Stock equal to the Applicable IRR Amount, (ii) with shares (whether whole or fractional) of Freely Tradeable Common Stock valued at a Cash Equivalent Amount equal to the Applicable IRR Amount or (iii) with a combination of cash and such shares in amounts determined pursuant to clauses (i) and (ii) above, respectively; provided, that if such redemption shall be paid in a combination of cash and shares of Freely Tradeable Common Stock, all holders of the Series 1999 Preferred Stock shall receive cash and shares of Freely Tradeable Common Stock in the same ratio, except that the Company, at its option, may pay cash in lieu of fractional shares of Freely Tradeable Common Stock valued at the Cash Equivalent Amount. Notwithstanding anything set forth in this Section 4.4, there shall be no trading volume requirement if redemptions pursuant to this Section
4.4 are paid in cash as set forth in clause (i) of the immediately preceding sentence.

          4.5. Redemption Notice. The Company shall give written notice (the "Redemption Notice") to each holder of the class of Series 1999 Preferred Stock to be redeemed by the Company at least 20 Business Days prior to the date (the "Redemption Date") of any redemption required or permitted to be made by the Company under this Section 4, such notice to be addressed to each holder at the address as it appears on the stock transfer books of the Company. Such notice



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shall  specify  (i) the class or classes of Series  1999  Preferred  Stock to be redeemed, (ii) the Redemption Date, (iii) the number of all shares of each class of the Series 1999 Preferred Stock of each holder to be redeemed and (iv) the amount and form or forms of payment therefor and the method of calculation thereof (the "Redemption Amount"). On or after each such Redemption Date, each holder of the Series 1999 Preferred Stock shall surrender a certificate or certificates representing the number of shares of each class of the Series 1999 Preferred Stock to be redeemed as stated in the Redemption Notice provided by the Company. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Amount is either paid or made reasonably available for payment in immediately available funds, Common Stock or a combination thereof as provided herein to the holders of the Series 1999 Preferred Stock being redeemed, then notwithstanding that the certificates evidencing any of the Series 1999 Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith terminate after the Redemption Date, except only the right of the holders to receive the Redemption Amount without interest upon surrender of their certificate or certificates. Notwithstanding anything to the contrary contained herein, with respect to any shares of Series 1999 Preferred Stock scheduled for redemption pursuant to a Redemption Notice, the holders of such shares may at any time prior to the Redemption Date, upon written notice to the Company as provided herein, exercise their right to convert all or any portion of such shares into Common Stock at the Conversion Price. For purposes of calculating the redemption payment of the Series B 1999 Preferred Stock to be made pursuant to this Section 4.5, the Series B 1999 Preferred Stock shall be deemed to have the same Conversion Price as the Series A 1999 Preferred Stock.

          4.6. Series B 1999 Preferred Stock Optional Redemption on or after December 30, 1999. At any time and from time to time on or after December 30, 1999, each holder the Series B 1999 Preferred Stock shall have the right to require that the Company redeem all or any part of such holder's Series B 1999 Preferred Stock on a date that is no earlier than three Business Days following the date such holder notifies the Company of its election to cause the Company to redeem its Series B 1999 Preferred Stock for a redemption price equal to one Unit per share of Series B 1999 Preferred Stock. Each "Unit" shall be comprised of (x) an amount equal to the Liquidation Amount for such share of Series B 1999 Preferred Stock (the "Non-SAR Amount") and (y) two and one-half (2.5) Stock Appreciation Rights ("SAR's"), in form satisfactory to the holders of the Series B 1999 Preferred Stock and their legal counsel, constituting the right to be paid by the Company the difference between Three Dollars and Seventy Five Cents ($3.75) per share (the "SAR Threshold Amount") of Common Stock and the fair market value of a share of Common Stock on the date the SAR is redeemed by a holder of such SAR (the "SAR Exercise Amount"). Both the number of shares of SAR's and the SAR Threshold Amount of the SAR's shall be subject to adjustment and non-impairment pursuant to anti-dilution provisions providing substantially equivalent protections as the terms of Section 8 below in the same manner as Series A 1999 Preferred Stock. At any time and from time to time on or after the grant of the SAR's, each holder of an SAR shall have the right to require that the Company redeem all or any part of such holder's SAR's on a date that is no earlier than three Business Days following the date such holder notifies the Company of its election to cause the Company to redeem its SAR's for a redemption price equal to the SAR Exercise Amount for such SAR's.

          The Non-SAR Amount shall be paid in (i) cash out of legally available funds, (ii) with shares of Freely Tradeable Common Stock valued at a Cash Equivalent Amount equal to the cash amount provided in clause (i) above, (iii) with shares of Series A Preferred Stock valued, based on the par value of such shares, at an amount equal to the Liquidation Amount of the Series B 1999 Preferred Stock redeemed, or (iv) with a combination of cash and such shares in amounts determined pursuant to clause (i), (ii) and (iii) above, respectively; provided, that if the Non-SAR Amount shall be paid in a combination of cash and shares of Series A 1999 Preferred Stock and/or Freely Tradeable Common Stock, all holders of the Series B 1999 Preferred Stock electing to cause the Company to redeem shares of Series B 1999 Preferred Stock shall receive cash and shares of Series A 1999 Preferred Stock and/or Freely Tradeable Common Stock in the same ratio, except that the Company, at its option, may (a) pay cash in lieu of fractional shares of Series A 1999 Preferred Stock valued at an amount equal to the cash value of such fraction shares of Series A 1999 Preferred Stock and (b) may pay cash in lieu of fractional shares of Freely Tradeable Common Stock valued at the Cash Equivalent Amount. The Company shall, in its sole discretion, select from the options set forth in clauses (i) through (iv) of the preceding sentence the form of consideration that the Company shall pay or issue to effect such redemption; provided, that if the Company is unable to legally effect such redemption by one or more of the methods of redemption set forth in clauses (i) through (iv) of the preceding sentence, the Company must choose a method of redemption from among the remaining legal methods of redemption.

          The SAR Exercise Amount shall be paid in (i) cash out of legally available funds, (ii) with shares of Freely Tradeable Common Stock, or (iii) with a combination of cash and such shares in amounts determined pursuant to clause (i) and (ii) above, respectively; provided, that if the SAR Exercise Amount shall be paid in a combination of cash and shares of Freely Tradeable Common Stock, all holders of the SAR's electing to cause the Company to pay SAR's shall receive cash and shares of Freely Tradeable Common Stock in the same ratio, except that the Company, at its option, may pay cash in lieu of fractional shares of Freely Tradeable Common Stock valued at the Cash Equivalent Amount. The Company shall, in its sole discretion, select from the options set forth in clauses (i) through (iii) of the preceding sentence the form of consideration that the Company shall pay or issue to effect such payment; provided, that if the Company is unable to legally effect such payment by one or more of the methods of payment set forth in clauses (i) through (iii) of the preceding sentence, the Company must choose a method of payment from among the remaining legal methods of payment.

          Prior to the payment or issuance in full of the consideration owing under this Section 4.6 to any holder of Series B 1999 Preferred Stock who has elected to have its shares redeemed, the dividends with respect to such shares shall continue to accrue dividends and such shares shall retain all rights associated with such Series B 1999 Preferred Stock. Upon payment or issuance in full of the consideration owing under this Section 4.6 to any holder of Series B 1999 Preferred Stock who has elected to have its shares redeemed, then notwithstanding that the certificate or certificates evidencing such shares shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the date of such payment in full and all rights with respect to such shares shall forthwith terminate.

     5. Liquidation Rights. Upon any liquidation, dissolution or winding up of the affairs of the Company, no distribution shall be made to the holders of any Junior Stock unless, prior to the first such distribution, the holders of the Series 1999 Preferred Stock shall have received the Liquidation Amount. If the assets distributable in any such event to the holders of the Series 1999 Preferred Stock are insufficient to permit the payment to such holders of the full preferential amounts to which they may be entitled, such assets shall be distributed ratably among the holders of the Series 1999 Preferred Stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive.

     6. Voting Rights of Series 1999 Preferred Stock.

          6.1 Voting Rights. The holders of the Series A 1999 Preferred Stock shall be entitled, on all matters submitted for a vote of the holders of shares of Common Stock, whether pursuant to law or otherwise, to a number of votes per share of the Series A 1999 Preferred Stock equal to the number of shares of Common Stock issuable upon conversion of one share of the Series A 1999 Preferred Stock on the date of such vote, and on all such matters shall vote together as one class with the holders of Common Stock and the holders of all other shares of stock entitled to vote with the holders of Common Stock on such matters.

          6.2 Special Voting Rights. In addition, the holders of the Series 1999 Preferred Stock shall have the voting powers provided for by law and shall have the further voting powers provided for below. If one or more of the Events of

Noncompliance (defined below) occurs and remains outstanding and has not been specifically waived in writing by holders of eighty percent (80%) or more of the shares of the Series 1999 Preferred Stock, then, to the extent permitted by law as relating to directorships, the holders of such Series 1999 Preferred Stock shall have the right, voting as single class separately from all other classes and series, to elect two directors of the Company, the remaining directors to be elected by the other classes or series of stock entitled to vote therefor, including the Series 1999 Preferred Stock as set forth in Section 6.1. In addition, the Series 1999 Preferred Stock shall have the right to elect two directors each time that the Company mandatorily redeems the Series 1999 Preferred Stock by issuing Freely Tradeable Common Stock to the holders of Series 1999 Preferred Stock pursuant to the terms of Section 4.1 above. The maximum number of directors that the holders of Series 1999 Preferred Stock may elect pursuant to this Section 6.2 shall be four. If and when such right of the holders of the Series 1999 Preferred Stock becomes operative, the maximum authorized number of members of the Board of Directors of the Company shall automatically be increased to the extent necessary to create any vacancy or vacancies to be filled only by vote of the holders of the Series 1999 Preferred Stock then outstanding as hereinafter set forth. Whenever such right of the holders of the Series 1999 Preferred Stock shall become operative, such right shall be exercised initially either at a special meeting of the holders of the Series 1999 Preferred Stock called as provided in Section 6.3 below or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings. In electing the directors to be elected by the holders of the Series 1999 Preferred Stock, each holder of such stock shall have one vote for each share thereof held. The right of the holders of the Series 1999 Preferred Stock, voting as a single class separately from all other classes and series, to elect two members of the Board of Directors of the
Company as a result of the occurrence of an Event of Noncompliance shall continue until such event is cured or waived as set forth above, at which time the right of the holders of the Series 1999 Preferred Stock to vote separately and as a single class as provided in this Section 6.2 shall terminate (subject to becoming operative again in the event of a subsequent Event of Noncompliance) and the maximum authorized number of members of the Board of Directors of the Company shall automatically be reduced if such number was increased at the time when the terminated voting right of the holders of the Series 1999 Preferred Stock became operative. Notwithstanding the foregoing, in no event shall the Company increase the number of members of the Board of Directors above six, plus those members of the Board of Directors elected by the holders of the Series 1999 Preferred Stock. In the event that (i) the holders of the Series 1999 Preferred Stock elect members of the Board of Directors of the Company pursuant to this Section 6.2, and (ii) all of the Series 1999 Preferred Stock has been converted or redeemed, so long as the holders of the Series 1999 Preferred Stock are the beneficial owners of the percentage of Common Stock listed below, such holders of the Series 1999 Preferred Stock shall continue to have the right, voting as a single class separately from all other classes or series, to elect the number members of the Board of Directors of the Company listed below:

                  Percentage Ownership  No. of Members of
                       Common Stock        Board of Directors

                           20% or more               4

                           15 - 19.99%               3

                           10 - 14.99%               2

                             5 - 9.99%               1

                           Less than 5%              0;

provided, that in calculating the percentage of Common Stock owned by the holders, only Common Stock (x) issued by the Company upon the conversion or redemption of the Series 1999 Preferred Stock or (y) paid by the Company as a dividend on the Series 1999 Preferred Stock shall be included in such calculation. If the holder(s) of the Series 1999 Preferred Stock elect fewer directors than allowed by this Section 6.2, the director(s) elected by the holder(s) of the Series 1999 Preferred Stock shall nonetheless have the number of votes equal to the number of directors the holders of the Series 1999 Preferred Stock could have elected pursuant to this Section 6.2, so that at any subsequent meeting of the Board of Directors of the Company, each director elected by the holder(s) of the Series 1999 Preferred Stock pursuant to this
Section 6.2 shall have the number of votes equal to the number of directors that the holder(s) of the Series 1999 Preferred Stock could have elected pursuant to this Section 6.2 (the "Available Director Seats") divided by the actual number of directors elected by the holder(s) of the Series 1999 Preferred Stock pursuant to this Section 6.2 and attending such meeting (the "Actual Directors") and, for purposes of determining whether a quorum is present at such meeting, each such director that was elected by the holders of the Series 1999 Preferred Stock and is present at such meeting shall be counted as a number of directors equal to the number of the Available Director Seats divided by the number of Actual Directors.

          Such  "Events of  Noncompliance",  in  addition  to those set forth in
Section 7, are:

                    (a) the failure by the Company to pay, in the aggregate, four quarterly dividends or the equivalent on the Series 1999 Preferred Stock on the dates on which the same should be payable according to the terms hereof whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Company properly applicable to the payment of dividends;

                    (b) the failure by the Company to redeem the Series 1999 Preferred Stock when such redemption is required hereunder;

                    (c) the occurrence of any event or condition in respect of any debts or security of the Company or any of its subsidiaries, or under any agreement securing or relating to such debt or security, the effect of which is to cause or to permit any holder of such debts or other security or trustee to cause (whether or not such holder or trustee elects to cause) such debts or security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment provided that, with respect to any debts other than the Company's senior bank or other credit facility, such debts in the aggregate exceed Ten Million Dollars ($10,000,000);

                    (d) a breach by the Company of any covenant, term or condition hereof, or in respect of any debts or security of the Company or any of its subsidiaries, or any under any agreement securing or relating to such debts or security, which breach is continuing and uncured for a period of at least 30 days after delivery of written notice thereof to the Company; provided that, with respect to any debts other than the Company's senior bank or other credit facility, such debts in the aggregate exceed Ten Million Dollars ($10,000,000);

                    (e) Mr. M. Jay Allison shall cease to be the chief executive officer of the Company, or the occurrence of any material decrease in, or the termination of, for any reason, the active involvement of Mr. Allison in the operations and affairs of the Company and its subsidiaries as Mr. Allison is involved on the Closing Date, unless Mr. Allison has been replaced in such capacities by a person or persons approved in writing by the holders of a majority or more of the Series 1999 Preferred Stock, in their sole discretion;

                    (f) the commencement of an involuntary case or other proceeding against the Company or any of its subsidiaries which seeks liquidation, reorganization or other relief with respect to it or its debtor, other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or the entry of an order for relief against the Company or any of its subsidiaries in any such case under the United States Bankruptcy Code;

                    (g)  the   commencement   by  the  Company  or  any  of  its
          subsidiaries of a voluntary case or other proceeding, seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by the Company or any of its subsidiaries of a general assignment for the benefit of creditors, or failure by the Company or any of its subsidiaries generally to or written admission of its inability to pay its debts generally as they become due, or the taking of any corporate action to authorize or effect any of the foregoing;

                    (h) a Change in Control shall have occurred with respect to the Company;

                    (i) the dissolution of the Company or the discontinuation of its usual business; or

                    (j) the failure of the Company or any of its subsidiaries to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of Five Million Dollars ($5,000,000) that is not otherwise being satisfied in accordance with its terms and is not stayed on appeal or otherwise being appropriately contested in good faith and if reserves adequate under generally accepted accounting principles shall not have been established therefor.

                    6.3. Procedures Relating to Special Voting Rights.

                    (a) At any time when the special voting rights of the holders of the Series 1999 Preferred Stock provided in Section 6.2 above shall have become operative and not have been exercised, a proper officer of the Company shall, upon the written request of the holders of record of at least twenty percent (20%) of the shares of Series 1999 Preferred Stock then outstanding addressed to the Secretary of the Company, call a special meeting of the holders of the Series 1999 Preferred Stock for the purpose of electing the two directors to be elected by the Series 1999 Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at such place in the continental United States as may be specified in such written request. If such meeting shall not be called by the proper officer of the Company within twenty (20) days after the personal service of such written request upon the Secretary of the Company, or within twenty
          (20) days after mailing the same within the United States by registered or certified mail enclosed in a postpaid envelope addressed to the Secretary of the Company at its principal office, then the holders of record of at least twenty percent (20%) of the shares of Series A 1999 Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for annual meetings of stockholders and shall be held at such place in the continental United States as may be specified in such notice. Notwithstanding the provisions of this
          Section 6.3, no such special meeting shall be called during the period of sixty (60) days immediately preceding the date fixed for any annual or special meeting of stockholders if the staff of the Commission shall have advised the Company that the calling of any such meeting shall require the Company to amend or supplement its proxy soliciting materials relating to such annual or special meeting of stockholders; and no such special meeting shall be called if in connection with such meeting a proxy solicitation conforming to the rules and regulations issued under the Securities Exchange Act of 1934, as amended, shall be required, but in such event the election of directors by the holders of the Series 1999 Preferred Stock shall take place at the next annual meeting of stockholders, unless the right of the holders of the Series 1999 Preferred Stock to elect directors shall in the meantime have terminated.

                    (b) Upon any termination of the right of the holders of the Series 1999 Preferred Stock to elect directors as hereinabove provided (including as holders of Common Stock), the term of office of any director then in office elected by the Series 1999 Preferred Stock shall terminate immediately. If the office of any director elected by the holders of the Series 1999 Preferred Stock becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, then the procedure provided for in Section 6.3(a) above shall be used to fill the vacancy.

                    (c) Subject to the provisions of Section 6.2, the Bylaws of the Company shall automatically be deemed amended from time to time to provide for the increase or reduction in the maximum authorized number of members of the Board of Directors and for the election procedure as hereinabove in this Section 6.3 provided.

          6.4. Rights Relating to Board of Directors. The Company will promptly execute and deliver to any individual elected to the Board of Directors, pursuant to Section 6.2, an agreement by the Company to indemnify and hold harmless such individual for any and all actions taken by such individual in his capacity as a member of the Board of Directors to the fullest extent permitted by the laws of the state of incorporation of the Company. Unless waived or modified by the holders of a majority of the Series 1999 Preferred Stock voting as a single class, the Company will also use its best efforts to promptly provide for such individual such amount of director's liability insurance as is normal and customary for corporations which have common stock that is publicly traded on the New York Stock Exchange or the NASDAQ National Market System. In addition to the rights of the holders of the Series 1999 Preferred Stock to elect directors as provided herein, any holder of more than 15% of the outstanding Series 1999 Preferred Stock which does not have a representative acting as a member of the Board of Directors shall have the right to appoint an observer who may attend and participate in all meetings (including committee meetings) of the Board of Directors and who shall be entitled to the same expense reimbursement as Directors of the Company.

          6.5. Certain Actions by the Company. So long as any shares of the Series 1999 Preferred Stock are outstanding, the Company will not, without the affirmative vote or consent of all of the holders of the outstanding shares of Series 1999 Preferred Stock, voting as a separate classes, amend or repeal any provision of, or add any provision to, the Company's Articles of Incorporation which affect the dividend rate, Liquidation Amount, liquidation preference, conversion price, put right, dividend and liquidation priority, mandatory redemption rights and terms of or any material rights or privileges relating to the Series 1999 Preferred Stock.

          Unless the vote or consent of the holders of a greater number of shares shall then be required by law or as provided in the immediately preceding paragraph, and so long as any shares of the Series 1999 Preferred Stock are outstanding, the Company will not, without the affirmative vote or consent of the holders of at least eighty percent (80%) of the outstanding shares of Series 1999 Preferred Stock, voting as separate classes:

                    (a) amend or repeal any provision of, or add any provision to, the Company's Articles of Incorporation which affect the other rights, powers, preferences or terms of the Series 1999 Preferred Stock;

                    (b) merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its subsidiaries on a consolidated basis to any Person or group of affiliated Persons, or permit any of its subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless (I) at the time and after giving effect thereto either (A) if the transaction is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company or its subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, issue preferred stock of the Surviving Entity into which the Series 1999 Preferred Stock is converted or for which it is exchanged having preferences, conversion and other rights, privileges voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions or redemption thereof identical to those of the Series 1999 Preferred Stock; (II) immediately before and immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating any indebtedness not previously an obligation of the Company or any of its subsidiaries which becomes an obligation of the Company or any of its subsidiaries in connection with or as a result of such transactions having been incurred at the time of such transaction), no default or event of default shall have occurred and be continuing under any funded indebtedness of the Company or the Surviving Entity; (III) except in the case of the consolidation or merger of any subsidiary with or into the Company, immediately after giving effect to such transaction or transactions on a pro forma basis, the consolidated net worth (as determined in accordance with GAAP) of the Company (or the Surviving Entity if the Company is not the surviving entity) is at least equal to the consolidated net worth of the Company immediately before such transaction or transactions; (IV) except in the case of the consolidation or merger of the Company with or into a subsidiary or any subsidiary with or into the Company or another subsidiary, immediately before and immediately after giving effect to such transaction or transactions on a pro forma basis (assuming that the transaction or transactions occurred on the first day of the period of four fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the surviving entity) could incur $1.00 of additional indebtedness (other than specifically permitted indebtedness) pursuant to the provisions of the senior debt facilities of the Company; and
          (V) the Company (or the Surviving Entity if the Company is not the surviving entity) shall have delivered to the holders of the Series 1999 Preferred, in form and substance reasonably satisfactory to the holders of a majority of the outstanding Series 1999 Preferred Stock,
          (a) an officers' certificate stating that such consolidation, merger, transfer, lease or other disposition and any supplemental indenture in respect thereto comply with the requirements under this Certificate and (b) an opinion of counsel stating that the requirements of clause
          (I) of this paragraph have been satisfied;

                    (c) sell or convey all or substantially all of the assets of the Company, or dissolve or liquidate the Company;

                    (d) reclassify any Common Stock into shares having any preference or priority as to the payment of dividends or the distribution of assets superior to or on a parity with any such preference or priority of the Series 1999 Preferred Stock; or

                    (e) declare or pay any dividend, or make any distribution, or purchase, redeem or otherwise acquire for value any capital stock or other interest in the Company now or hereafter outstanding, or make any other distribution of its assets, to the holders of any Junior Stock, unless (i) no Event of Noncompliance shall have occurred and be continuing immediately prior to and after such distributions, (ii) all accumulated dividends with respect to the Series 1999 Preferred Stock have been paid in full immediately prior to such distribution and
          (iii) the aggregate amount of all such distributions in any 12-month period does not exceed One Hundred Thousand Dollars ($100,000).

     7. Covenants of the Company. The failure by the Company to comply with any of the covenants set forth below, unless specifically waived in writing by holders of a majority or more of the Series 1999 Preferred Stock, shall be an Event of Noncompliance. Except as specifically set forth in Section 7.1 below, the holders of the Series 1999 Preferred Stock shall have no remedies for violation of the covenants set forth below other than (i) election of directors as provided in Section 6.2 and (ii) a right to specific performance or other equitable remedies. 7.1. Board of Directors. So long as the Series 1999 Preferred Stock shall remain outstanding, the Company shall not increase the number of directors above six, except in connection with the right of the holders of the Series A 1999 Preferred Stock to elect directors as provided in
Section 6.2 above.

          7.2. Dividend Payments. At least once during any 12-month period while any shares of Series 1999 Preferred Stock shall remain outstanding, the Company shall pay to the holders of shares of the Series 1999 Preferred Stock all accumulated dividends, if any, with respect to such shares, whether or not such dividends have been declared and whether or not there are any monies of the Company properly applicable to the payment of dividends.

          7.3. Financial Statements. Whether or not the Company remains subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Company will furnish or cause to be furnished to any holder of the Series 1999 Preferred Stock:

                    (a) As soon as available and in any event within 105 days after the close of each fiscal year of the Company, the audited balance sheet of the Company as of the end of such fiscal year and the audited statements of operations and cash flow of the Company for such fiscal year prepared in accordance with generally accepted accounting principles which fairly present the information included therein (showing any material change in the consistency of the application of such principles from the prior period), accompanied by an opinion of a nationally recognized independent certified public accountant, together with a certificate by the President or the Chief Financial Officer of the Company certifying that no Event of Noncompliance has occurred in such year;

                    (b) Promptly upon the written request of any holder, a budget for the consolidated operations of the Company and its subsidiaries for the subsequent fiscal year, broken down by months, certified by the Chief Financial Officer of the Company;

                    (c) Promptly upon the written request of any holder, a written statement discussing the operations of the Company in such quarter and explaining any material variations in the results of such operations from the budget delivered pursuant to subparagraph (ii) above, certified by the Chief Financial Officer of the Company;

                    (d) As soon as available and in any event prior to 45 days after the end of each quarter of each fiscal year of the Company, the unaudited balance sheet of the Company at the end of such quarter, the unaudited statements of operations of the Company for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, and unaudited statements of cash flow of the Company from the beginning of the fiscal year to the close of such quarter, all prepared in accordance with generally accepted accounting principles which fairly present the information included therein (showing any material change in the consistency of the application of such principles from the prior quarter) and certified by the Chief Financial Officer of the Company;

                    (e) Promptly upon written request, any monthly financial statements prepared by the Company in the ordinary course of business of the Company;

                    (f) Promptly upon receipt thereof, one copy of each other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its subsidiaries;

                    (g) Promptly upon written request, production, independent engineering and other reports; and

                    (h) Promptly upon the occurrence of an Event of Noncompliance and in no event later than 3 Business Days after the occurrence of such event, a certificate of the Chief Financial Officer of the Company stating that an Event of Noncompliance has occurred and specifying the material facts related to such Event of Noncompliance and steps being taken or contemplated to be taken to cure such Event of Noncompliance.

          7.4. Inspection of Property. In addition to any rights of the holders of the Series 1999 Preferred Stock under applicable law to inspect the property of the Company, the Company will permit any representative designated by any holder of the Series 1999 Preferred Stock, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of the Company and its subsidiaries with the directors, officers, key employees and independent accountants of the Company and its subsidiaries.

          7.5. Conduct of Business. The Company shall carry on and conduct, and cause each of its subsidiaries to carry on and conduct, its business in substantially the same manner and in substantially the same fields of enterprise as it is conducted on the Closing Date; and do, and, unless merged into the Company, cause each of its subsidiaries to do, all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          7.6. Insurance. The Company shall maintain, and cause each of its subsidiaries to maintain, insurance with financially sound and responsible insurance carriers of the kinds, against the risks and in the relative proportions and amounts usually carried by companies engaged in similar businesses, including, without limitation, director and officer insurance in an amount and extent of coverage acceptable to all of the directors elected by the holders of the Series 1999 Preferred Stock pursuant to Section 6 above.

          7.7. Maintenance of Property; Development and Maintenance. The Company shall maintain, and cause each of its subsidiaries to maintain, all of its tangible property in good condition and repair and make all necessary replacements thereof and operate the same properly and efficiently and shall develop and maintain, or cause to be developed and maintained (by the prompt payment of all royalties, delay rentals and other sums due thereunder or otherwise), the leases, wells, units and acreage constituting proven property owned or leased by the Company and its subsidiaries as of the Closing Date in a prudent manner, and as may be reasonably necessary for the prudent and economical operation of such leases, wells, units and acreage in compliance with all proration and conservation laws and all applicable rules, regulations and orders of any governmental authority.

          7.8. Common Stock Reserved; Legality. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A 1999 Preferred Stock; all of such shares of the Common Stock which are issuable to the holders of the Series 1999 Preferred Stock by way of conversion, redemption or dividend will, when issued, be duly authorized and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges.

     8. Conversion of Series A 1999 Preferred Stock. The Series A 1999 Preferred Stock shall be convertible as follows:

          8.1. Right to Convert. Each share of the Series A 1999 Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Series A 1999 Preferred Stock, into the whole number of fully paid and nonassessable shares of Common Stock determined by dividing the Liquidation Amount by the Conversion Price in effect at the time of conversion, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the Conversion Price.

          8.2. Mechanics of Conversion. In order for any holder of the Series A 1999 Preferred Stock to convert the same into Common Stock, such holder shall deliver a written notice to the Company that he elects to convert all or a specified number of such shares and stating therein his name or the name or names of his nominees in which he wishes the certificate or certificates for Common Stock to be issued (the "Conversion Notice"). The holder shall also surrender to the Company at the office of the Company or of any transfer agent for the Series A 1999 Preferred Stock, the certificate or certificates representing the Series A 1999 Preferred Stock to be converted. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Series A 1999 Preferred Stock, or to his nominee or nominees, a certificate or certificates representing the number of shares of Common Stock to which he shall be entitled as aforesaid and, if less than the full number of shares of the Series A 1999 Preferred Stock evidenced by such surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares of the Series A 1999 Preferred Stock evidenced by such surrendered certificate less the number of such shares being converted. Any conversion made at the election of a holder of the Series A 1999 Preferred Stock shall be deemed to have been made immediately prior to the close of business on the date the Conversion Notice has been received by the Company, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

          8.3. Adjustments to Conversion Price for Diluting Issues:

                    (a) Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time the Company shall:

                              (1) take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Nonpreferred Stock;

                              (2)   subdivide   its   outstanding    shares   of
                    Nonpreferred Stock into a larger number of shares of Nonpreferred Stock; or

                              (3) combine its outstanding shares of Nonpreferred
                    Stock into a smaller number of shares of Nonpreferred Stock;

          then the Conversion Price in effect immediately after the happening of any such event shall be proportionately decreased, in case of the happening of events described in subparagraphs (1) or (2) above, or proportionately increased, in case of the happening of events described in subparagraph (3) above.

                    (b) Certain Other Dividends and Distributions. In case at any time or from time to time the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any dividend or other distribution of:

                              (1) cash (other than a cash distribution made as a
                    dividend and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company, to the extent, but only to the extent, that the aggregate of all such dividends paid or declared after the date hereof, does not exceed the consolidated net income, net of consolidated net losses, of the Company and its consolidated subsidiaries earned subsequent to the date hereof determined in accordance with generally accepted accounting principles);

                              (2) any evidence of its  indebtedness  (other than
                    Convertible Securities), any shares of its stock (other than Additional Shares of Nonpreferred Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Nonpreferred Stock); or

                              (3) any warrants or other rights to subscribe  for
                    or purchase any evidences of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Nonpreferred Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Nonpreferred Stock);

          then the Conversion Price in effect shall be adjusted to that number determined by multiplying the Conversion Price then in effect by a fraction (x) the numerator of which shall be the Fair Market Price per share of Common Stock immediately prior to the date of taking such record minus the portion applicable to one share of Common Stock of any such cash so distributable and of the fair value of any and all such evidences of indebtedness, shares of stock, other securities or property, or warrants or other subscription or purchase rights, so distributable and (y) the denominator of which shall be the Fair Market Price per share of Common Stock immediately prior to the date of taking such record. Such fair value shall be determined pursuant to the Valuation Procedure. The "Valuation Procedure" is a determination of fair value of any property made in good faith by the Board of Directors; provided, that if the holders of a majority of the Series A 1999 Preferred Stock object to such determination within 10 days of receipt of written notification thereof, then the fair value of such property shall be determined in good faith by a recognized national investment bank selected by unanimous vote or consent of the Board of Directors, which investment bank is not reasonably objected to by the holders of a majority of the Series A 1999 Preferred Stock. The fees and expenses of such investment bank shall be paid by the Company. A reclassification of the Nonpreferred Stock into shares of Nonpreferred Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Nonpreferred Stock of such shares of such other class of stock within the meaning of this
          Section 8.3(b) and, if the outstanding shares of Nonpreferred Stock shall be changed into a larger or smaller number of shares of Nonpreferred Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Nonpreferred Stock within the meaning of Section 8.3(a).

                    (c) Issuance of Additional Shares of Nonpreferred Stock. In case at any time or from time to time after the Closing Date, the Company shall (except as hereinafter provided) issue, whether in connection with the merger of a corporation into the Company or otherwise, any Additional Shares of Nonpreferred Stock for a consideration per share less than either the Conversion Price or the Fair Market Price per share of Common Stock on the Computation Date (determined as set forth in the last sentence of this Section 8.3(c)), then the Conversion Price shall be adjusted to the lower of either:

                              (i) that  number  determined  by  multiplying  the
                    Conversion Price in effect immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Nonpreferred Stock, plus the number of shares of Nonpreferred Stock which the aggregate consideration for the total number of such Additional Shares of Nonpreferred Stock so issued would purchase at the Fair Market Price per share of Common Stock and (y) the denominator of which shall be the number of shares of Nonpreferred Stock plus the number of such Additional Shares of Nonpreferred Stock so issued; or

                              (ii) the value of the  consideration per share for
                    which such Additional Shares of Nonpreferred Stock were issued (or, in the case of adjustments under Sections 8.3(d) or 8.3(e), are issuable).

          No adjustment of the Conversion Price shall be made under this Section 8.3(c) upon the issuance of any Additional Shares of Nonpreferred Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 8.3(d) or 8.3(e). For purposes of this Section 8.3(c), the Computation Date shall be the earlier of (i) the date on which the Company shall enter into a firm contract for the issuance of such Additional Shares of Nonpreferred Stock, or (ii) the date of actual issuance of such Additional Shares of Nonpreferred Stock.

                    (d) Issuance of Warrants, Options or Other Rights. In case at any time or from time to time after the Closing Date, the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants, options or other rights to subscribe for or purchase any Additional Shares of Nonpreferred Stock or any Convertible Securities and the consideration per share for which Additional Shares of Nonpreferred Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than either the Conversion Price or the Fair Market Price per share of Common Stock on the Computation Date (determined as set forth in the last sentence of this Section 8.3(d)), then the Conversion Price shall be adjusted as provided in Section 8.3(c). Such adjustment shall be made on the basis that (i) the maximum number of Additional Shares of Nonpreferred Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the Computation Date (determined as set forth in the last sentence of this Section 8.3(d)), and (ii) the aggregate consideration for such maximum number of Additional Shares of Nonpreferred Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Nonpreferred Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities. For purposes of this
          Section 8.3(d), the Computation Date shall be the earliest to occur of
          (a) the date on which the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any such warrants, options or other rights, (b) the date on which the Company shall enter into a firm contract for the issuance of such warrants, options or other rights, and (c) the date of actual issuance of such warrants, options or other rights.

                    (e) Issuance of Convertible Securities. In case at any time or from time to time after the Closing Date, the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any Convertible Securities and the consideration per share for which Additional Shares of Nonpreferred Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than either the Conversion Price or the Fair Market Price per share of Common Stock on the Computation Date (determined as set forth in the last sentence of this Section 8.3(e)), then the Conversion Price shall be adjusted as provided in Section 8.3(c). Such adjustments shall be made on the basis that (i) the maximum number of Additional Shares of Nonpreferred Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the Computation Date (determined as set forth in the penultimate sentence of this Section 8.3(e)), and
          (ii) the aggregate consideration for such maximum number of Additional Shares of Nonpreferred Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Nonpreferred Stock pursuant to the terms of such Convertible Securities. No adjustment of the Conversion Price shall be made under this Section 8.3(e) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 8.3(d). For purposes of this Subsection, the Computation Date shall be the earliest of (a) the date on which the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any such Convertible Securities, (b) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities, and (c) the date of actual issuance of such Convertible Securities.

                    (f) Superseding Adjustment of Conversion Price. If, at any time after any adjustment of the Conversion Price shall have been made pursuant to the foregoing Section 8.3(d) or 8.3(e) on the basis of the issuance of warrants or other rights or the issuance of other Convertible Securities, or after any new adjustment of the Conversion Price shall have been made pursuant to this Section 8.3(f):

                              (1) all of such warrants, options or rights or the
                    right of conversion or exchange in such other Convertible Securities shall expire, and none of such warrants, options or rights, or the right of conversion or exchange in respect of such other Convertible Securities, as the case may be, shall have been exercised; or

                              (2) the consideration per share, for which Additional Shares of Nonpreferred Stock are issuable pursuant to all of such warrants, options or rights or the terms of all of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, and none of such warrants, options or rights, or the right of conversion or exchange in respect of such other Convertible Securities, as the case may be, shall have been exercised;

          such previous adjustment shall be rescinded and annulled and the Additional Shares of Nonpreferred Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, rights or options or other Convertible Securities on the basis of treating any such warrants, options or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for such Additional Shares of Nonpreferred Stock are issuable under such warrants or rights or other Convertible Securities; and, if and to the extent called for by the foregoing provisions of this
          Section 8.3 on the basis aforesaid, a new adjustment of the Conversion Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

                    (g) Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the making of adjustments of the Conversion Price hereinbefore provided for in this
          Section 8.3:

                              (1) Treasury Stock. The sale or other  disposition
                    of any issued shares of Nonpreferred Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for purposes of this Section 8.3.

                              (2)  Computation of  Consideration.  To the extent
                    that any Additional Shares of Nonpreferred Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Nonpreferred Stock or any Convertible Securities shall be issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company therefor, or, if such Additional Shares of Nonpreferred Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Nonpreferred Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof. The consideration for any Additional Shares of Nonpreferred Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Company for issuing  such  warrant,  options or other  rights,  plus the additional consideration payable to the Company upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Nonpreferred Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Company for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. To the extent that any issuance shall be for a consideration other than solely for cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined pursuant to the Valuation Procedure.

                              (3) When  Adjustments to be Made. The  adjustments
                    required by the preceding subsections of this Section 8.3 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Conversion Price that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of the Nonpreferred Stock as provided for in Section 8.3(a)) unless and until such adjustment, either by itself or with other adjustments not


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



                    previously made, adds or subtracts at least five cents ($0.05) to the Conversion Price, as determined in good faith by the Board of Directors of the Company. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 8.3 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                              (4) Fractional Interests. In computing adjustments
                    under this Section 8.3, fractional interests in Nonpreferred Stock shall be taken into account to the nearest one-thousandth of a share.

                              (5) When  Adjustment Not Required.  If the Company
                    shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                    (h) Merger,  Consolidation or Disposition of Assets. In case the Company shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such merger, consolidation or disposition, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Nonpreferred Stock of the Company, then each holder of a share of the Series A 1999 Preferred Stock shall have the right thereafter to receive, upon exercise of such share of the Series A 1999 Preferred Stock, shares of common stock each comprising the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock into which one share of the Series A 1999 Preferred Stock could be converted immediately prior to such event. If, pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) are to be received by or distributed to the holders of Nonpreferred Stock of the Company in addition to common stock of the successor or acquiring corporation, then the Conversion Price in effect shall be adjusted to that number determined by multiplying the Conversion Price then in effect by a fraction (x) the numerator of which shall be the Fair Market Price per share of Common Stock immediately prior to the closing of such merger, consolidation or disposition minus the portion applicable to one share of Common Stock of any such cash so distributable and of the fair value of any such shares of stock or other securities or property so received or distributed and (y) the denominator of which shall be the Fair Market Price per share of Common Stock immediately prior to the closing of such merger, consolidation or disposition. The fair value of any such shares of stock or other securities or property shall be determined pursuant to the Valuation Procedure. In case of any such merger, consolidation or disposition of assets, the successor acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition hereof to be performed and observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments to the Conversion Price which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. For the purposes of this Section, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class, which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption, and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this
          Section 8.3(h) shall similarly apply to successive mergers, consolidations or dispositions of assets.

                    (i) Other Action Affecting Nonpreferred Stock. In case at any time or from time to time the Company shall take any action affecting its Nonpreferred Stock, other than an action described in any of the foregoing Sections 8.3(a) through (h), inclusive, then, unless in the opinion of the Board of Directors such action will not have a materially adverse effect upon the rights of the holders of the Series A 1999 Preferred Stock, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors may in good faith determine to be equitable in the circumstances.

          8.4. No Impairment. Other than in connection with the amendment of its Articles of Incorporation approved by the requisite number of stockholders, the Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A 1999 Preferred Stock against impairment. Without limiting the generality of the foregoing, the Company (i) will not permit the par value of any shares of stock at the time receivable upon the conversion of the Series A 1999 Preferred Stock to exceed the Conversion Price then in effect, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid nonassessable shares of stock on the conversion of the Series A 1999 Preferred Stock, and (iii) will not issue any Additional Shares of Nonpreferred Stock or Convertible Securities or take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after such issuance or action upon the conversion or redemption of, or payment of all outstanding dividends on, all of the then outstanding shares of Series A 1999 Preferred Stock will exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation and available for the purpose of issue upon such conversion or redemption or payment of such dividend.

          8.5. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Series A 1999 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Company for any Additional Shares of Nonpreferred Stock issued or sold or deemed to have been issued, (ii) the number of shares of Nonpreferred Stock outstanding or deemed to be outstanding, and (iii) the Conversion Price in effect immediately prior to such issue or sale and as adjusted and readjusted on account thereof, showing how it was calculated. The Company shall, upon the written request at any time of any holder of the Series A 1999 Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) the Conversion Price at the time in effect, showing how it was calculated, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A 1999 Preferred Stock.

          8.6. Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of


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


determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of the Series A 1999 Preferred Stock at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          8.7 Conversion Option. The Company will have the option, at any time, to convert the Series A 1999 Preferred Stock, on the same terms and conditions set forth herein, to convertible subordinated debt of the Company, provided that all of the following conditions are satisfied: (i) the Company shall have delivered to the holders thereof all necessary approvals, subordination agreements and other documentation, in form and substance satisfactory to the holders of the Series A 1999 Preferred Stock in their sole and absolute discretion, required in connection with such conversion (which will provide for an increase in the number of demand registrations, the reasonable costs and expenses of which shall be payable by the Company, to a number acceptable to the holders of the Series A 1999 Preferred Stock in their sole and absolute discretion) and (ii) the holders thereof shall have received an opinion of counsel to the Company (a) that such conversion neither breaches nor violates any existing agreement to which the Company is a party or any other obligation of the Company, (b) such conversion shall not cause an adjustment in the conversion price, option price or exercise price in any convertible security issued by the Company, and (c) such other matters as the holders of the Series A 1999 Preferred Stock may request.

     9. Conversion of Series B 1999 Preferred Stock. The Series B 1999 Preferred Stock shall be convertible as follows:

          9.1 Mandatory Conversion. The Series B 1999 Preferred Stock shall be converted, in whole but not in part, into Series A 1999 Preferred Stock upon resolution of the Board of Directors of the Company on a share-for-share basis, as such number of shares of Series A 1999 Preferred Stock may be proportionally increased or decreased upon the occurrence of an event set forth in Section 8.3 above; provided, that all accumulated, unpaid dividends on the Series B 1999 Preferred Stock are paid concurrently with the conversion of the Series B 1999 Preferred Stock into Series A 1999 Preferred Stock.

          9.2 Mechanics of Conversion. In order for the Company to convert the Series B 1999 Preferred Stock into Series A 1999 Preferred Stock, the Company shall deliver a written notice to all of the holders of Series B Preferred Stock that its elects to convert all such shares of Series B 1999 Preferred Stock into Series A 1999 Preferred Stock. The Company shall also issue and deliver to each holder of the Series B 1999 Preferred Stock, or to his nominee or nominees, a certificate or certificates representing the number of shares of Series A 1999 Preferred Stock to which he shall be entitled as aforesaid. Each holder of Series B 1999 Preferred Stock shall, as soon as practicable thereafter, surrender to the Company at the office of the Company or of any transfer agent for the Series B 1999 Preferred Stock, the certificate or certificates representing the Series B 1999 Preferred Stock that have been converted. Any conversion made at the election of the Company shall be deemed to have been made immediately prior to the close of business on the date the Company delivers a certificate or certificate representing the number of shares of Series A 1999 Preferred Stock to which the each holder is entitled, and the Person or Persons entitled to receive the Series A 1999 Preferred Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Series A 1999 Preferred Stock on such date.

     IN WITNESS WHEREOF, COMSTOCK RESOURCES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by M. Jay Allison, its President, and Roland O. Burns, its Secretary, this 26th day of April, 1999.


                                        By /s/ M. JAY ALLISON
                                        ---------------------
                                            M. Jay Allison
                                            President


                                        By /s/ ROLAND O. BURNS
                                        ----------------------
                                            Roland O. Burns
                                            Secretary



                                      E-26